Exhibit 99.1

Aruba Networks Reports Fiscal Third Quarter 2014 Financial Results

Record Revenue of $188.8 Million Grew 28 Percent Year-Over-Year and 7 Percent Quarter-Over-Quarter

SUNNYVALE, Calif.--(BUSINESS WIRE)--May 22, 2014--Aruba Networks, Inc. (NASDAQ: ARUN) today released financial results for its third quarter of fiscal year 2014 ended April 30, 2014.

Record revenue of $188.8 million grew 28 percent from the $147.1 million reported in Q3’13. GAAP net loss for Q3’14 was $6.4 million, a loss of $0.06 per share, compared with GAAP net loss of $20.2 million, or $0.18 per share, in Q3’13.

Non-GAAP net income for Q3’14 was $22.8 million, or $0.20 per diluted share, compared with non-GAAP net income of $14.0 million, or $0.11 per diluted share, in Q3’13. A reconciliation between GAAP and non-GAAP information is contained in the tables below and can also be found in the supplementary tables located in the investor section of the company’s website at www.arubanetworks.com.

“We delivered record revenue driven by strong demand across our product portfolio,” said Dominic Orr, Aruba’s president and chief executive officer. “We believe our exceptional topline performance this quarter reflects the investment we made in extending our sales and channel capacity, coupled with the strength of our differentiated architecture and product portfolio. The need for simple, smart, secure and stable Wi-Fi, particularly for cutting edge organizations moving toward all-wireless environments and 802.11ac, is driving interest for Aruba’s broad product platform.”

Commenting on the company’s financial results, Michael Galvin, Aruba’s chief financial officer, added, “I am pleased with our financial results in the quarter. We delivered strong 7 percent sequential revenue growth and continued to improve our non-GAAP operating margins. Looking forward, we remain confident in our 71%-73% gross margin target range as we introduce new 802.11ac products and see a more balanced product mix. We ended the quarter with $300 million in cash, cash equivalents and short-term investments, while continuing our stock repurchase plan.”

Recent Highlights

  Unveiled Aruba Mobility-Defined Networks™, a new architecture for IT departments to build an all-wireless workplace designed for improved #GenMobile job satisfaction and productivity. Supporting the new architecture, Aruba also introduced five new software innovations that deliver IT granular visibility, performance optimizations and security automation to support the networking needs of highly mobile employees.
  Launched Aruba Mobility Academy, a global program designed to educate the IT leaders of tomorrow with the world’s first mobility-specific education program for colleges and universities. The new Aruba Mobility Academy provides students with the fundamentals required to build, maintain and advance wireless LAN networks.

Conference Call Information

Aruba will host a conference call for analysts and investors to discuss its third quarter of fiscal year 2014 results today at 4:30 p.m. Eastern time (1:30 p.m. Pacific time). Open to the public, parties in the United States and Canada may access the call by dialing +1-844-858-9856. International parties my access the call by dialing +1-760-666-3811. A live webcast of the conference call will also be accessible from the “Investor Relations” section of the company’s website at www.arubanetworks.com. Following the webcast, an archived version will be available on the website for at least 90 days. To hear an audio replay of the call, parties in the United States and Canada should call +1-855-859-2056 and enter passcode 41865297. International parties can access the replay by calling +1-404-537-3406 and should enter passcode 41865297.

Forward-Looking Statements

This press release contains forward-looking statements, including statements about the growth in demand for all-wireless networks, 802.11ac and the interest in and benefits of our architecture, products and features; our product mix; and our target gross margins. These forward-looking statements involve risks and uncertainties, as well as assumptions, which if they do not fully materialize or prove incorrect, could cause Aruba’s results to differ materially from those expressed or implied by such forward-looking statements. The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include: (1) business, economic and competitive conditions and growth trends in the wireless networking industry, our vertical markets and various geographic regions; (2) changes in overall information technology spending; (3) our sales leadership transition; and (4) those risks and uncertainties included under the captions “Risk Factors" and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in our most recent reports on Forms 10-K and 10-Q filed with the U.S. Securities and Exchange Commission ,or SEC, on September 24, 2013 and March 6, 2014, respectively, and available on Aruba’s investor relations website at www.arubanetworks.com and on the SEC’s website at www.sec.gov. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements to reflect events that occur or circumstances that exist after the date on which they were made.

Non-GAAP Financial Measures

In addition to disclosing financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), this press release and the accompanying tables contain the following non-GAAP financial measures: non-GAAP net income and non-GAAP earnings per share (EPS). The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

Non-GAAP net income and EPS. Aruba defines non-GAAP net income as net income plus stock-based compensation expenses and related payroll taxes, amortization expense of acquired intangible assets and other acquisition-related expense, and the change in the valuation of the contingent rights liability. In addition, Aruba provides for non-GAAP income tax expense by applying generally accepted accounting principles to non-GAAP income, including direct and indirect tax effects of the pre-tax non-GAAP adjustments described above, excluding tax related to the internal transfer of intellectual property, and accounting for non-GAAP taxes according to the annual method compared to accounting for GAAP taxes according to the discrete method. Aruba defines non-GAAP EPS as non-GAAP net income divided by the weighted average diluted shares outstanding. Aruba’s management regularly uses these non-GAAP financial measures to understand and manage its business and believes that these non-GAAP financial measures provide meaningful supplemental information regarding the company’s performance by excluding certain expenses that may not be indicative of Aruba’s “recurring operating results,” meaning its operating performance excluding not only stock-based compensation expenses and related payroll taxes, but also discrete charges that are infrequent in nature. Further, Aruba’s management excludes from non-GAAP net income the tax effects of these non-GAAP financial measures, as without excluding these tax effects, investors would only see the gross effect that excluding these expenses had on the company’s operating results. Because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use, Aruba’s management believes that providing non-GAAP financial measures that exclude stock-based compensation expense allows investors to compare these results with those of other companies, as well as provides management with an important tool for financial and operational decision making and for evaluating the company’s operating results over different periods of time. Similarly, by excluding amortization expense of acquired intangible assets and other acquisition-related expenses, and the change in the valuation of the contingent rights liability, less the related tax effects, Aruba’s management believes that investors can better understand and measure the company’s recurring operating results.

There are a number of limitations related to the use of non-GAAP net income and EPS versus net income and EPS calculated in accordance with GAAP. First, these non-GAAP financial measures exclude some costs, namely stock-based compensation expense and related payroll taxes, that are recurring. Stock-based compensation expense and related payroll taxes have been and will continue to be, for the foreseeable future, a significant recurring expense in Aruba’s business. Second, stock-based compensation awards are an important part of Aruba’s employees’ compensation and impact their performance. Third, the components of the costs that Aruba excludes in its calculation of non-GAAP net income may differ from the components that its peer companies exclude when they report their results of operations. Management compensates for these limitations by providing specific information regarding the GAAP amounts excluded from these non-GAAP financial measures and evaluates these non-GAAP financial measures together with their most directly comparable financial measures calculated in accordance with GAAP. The accompanying tables, as well as the supplementary materials located in the investor relations section of Aruba’s website, provide reconciliations between these financial measures and their most directly comparable GAAP equivalents.

About Aruba Networks, Inc.

Aruba Networks is a leading provider of next-generation network access solutions for the mobile enterprise. The company designs and delivers Mobility-Defined Networks that empower IT departments and #GenMobile, a new generation of tech-savvy users who rely on their mobile devices for every aspect of work and personal communication. To create a mobility experience that #GenMobile and IT can rely upon, Aruba Mobility-Defined Networks™ automate infrastructure-wide performance optimization and trigger security actions that used to require manual IT intervention. The results are dramatically improved productivity and lower operational costs.

Listed on the NASDAQ and Russell 2000® Index, Aruba is based in Sunnyvale, California, and has operations throughout the Americas, Europe, Middle East, Africa and Asia Pacific regions. To learn more, visit Aruba at http://www.arubanetworks.com. For real-time news updates follow Aruba on Twitter and Facebook, and for the latest technical discussions on mobility and Aruba products visit Airheads Social at http://community.arubanetworks.com.

© 2014 Aruba Networks, Inc. Aruba Networks’ trademarks include Aruba Networks®, Aruba The Mobile Edge Company® (stylized), Aruba Mobility-Defined Networks™, Aruba Mobility Management System®, People Move Networks Must Follow®, Mobile Edge Architecture®, RFProtect®, Green Island®, ETips®, ClientMatchTM, Virtual Intranet AccessTM, ClearPass Access Management SystemsTM, Aruba InstantTM, ArubaOSTM, xSecTM, ServiceEdgeTM, Aruba ClearPass Access Management SystemTM, AirmeshTM, AirWaveTM, Aruba CentralTM, and “ARUBA@WORKTM. All rights reserved. All other trademarks are the property of their respective owners.

Aruba Networks, Inc.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	April 30,	July 31,
	2014	2013
Assets
Current assets
Cash and cash equivalents	$135,816	$144,919
Short-term investments	164,365	269,882
Accounts receivable, net	95,320	93,191
Inventory	36,893	28,895
Deferred cost of revenue	13,784	12,657
Prepaids and other current assets	16,101	20,090
Deferred income tax assets, current	25,686	29,076
Total current assets	487,965	598,710
Property and equipment, net	27,403	27,536
Goodwill	67,242	67,242
Intangible assets, net	19,891	26,937
Deferred income tax assets, non-current	21,826	19,788
Other non-current assets	8,584	6,530
Total non-current assets	144,946	148,033
Total assets	$632,911	$746,743
Liabilities and Stockholders' Equity
Current liabilities
Accounts payable and accrued liabilities	$89,203	$119,523
Income taxes payable, current	874	662
Deferred revenue, current	138,707	109,765
Total current liabilities	228,784	229,950
Deferred revenue, non-current	39,771	31,578
Other non-current liabilities	12,071	8,990
Total non-current liabilities	51,842	40,568
Total liabilities	280,626	270,518
Stockholders' equity
Common stock	11	11
Additional paid-in capital	523,971	623,155
Accumulated other comprehensive loss	(1,417)	(1,540)
Accumulated deficit	(170,280)	(145,401)
Total stockholders' equity	352,285	476,225
Total liabilities and stockholders' equity	$632,911	$746,743

Aruba Networks, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share amount)
(Unaudited)

	Three Months Ended		Nine Months Ended
	April 30,	April 30,	April 30,	April 30,
	2014	2013	2014	2013
Revenue
Product	$155,201	$121,195	$427,787	$371,318
Professional services and support	33,587	25,941	98,284	75,662
Total revenue	188,788	147,136	526,071	446,980
Cost of revenue
Product	50,428	36,782	133,849	110,608
Professional services and support	9,466	7,190	27,949	20,138
Total cost of revenue	59,894	43,972	161,798	130,746
Gross profit	128,894	103,164	364,273	316,234
Operating expenses
Research and development	42,922	34,983	125,952	101,634
Sales and marketing	70,151	57,199	202,764	168,516
General and administrative	15,302	13,405	44,285	37,755
Total operating expenses	128,375	105,587	373,001	307,905
Operating income (loss)	519	(2,423)	(8,728)	8,329
Other income (expense), net
Interest income	183	266	661	875
Other income (expense), net	(198)	(114)	(8)	1,140
Total other income (expense), net	(15)	152	653	2,015
Income (loss) before income taxes	504	(2,271)	(8,075)	10,344
Provision for income taxes	6,855	17,920	16,804	26,371
Net loss	$(6,351)	$(20,191)	$(24,879)	$(16,027)
Shares used in computing net loss per common share, basic	107,293	114,411	108,878	112,975
Net loss per common share, basic	$(0.06)	$(0.18)	$(0.23)	$(0.14)
Shares used in computing net loss per common share, diluted	107,293	114,411	108,878	112,975
Net loss per common share, diluted	$(0.06)	$(0.18)	$(0.23)	$(0.14)

Aruba Networks, Inc.
Reconciliation between GAAP and Non-GAAP Measures
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	April 30,	April 30,	April 30,	April 30,
	2014	2013	2014	2013

GAAP net loss	$(6,351)	$(20,191)	$(24,879)	$(16,027)

Plus:
a) Stock-based compensation expense	27,734	23,400	83,897	70,995
b) Payroll taxes on stock-based compensation expense	919	935	2,509	2,254
c) Amortization expense of acquired intangible assets and other acquisition-related expenses	3,155	2,314	10,154	7,613
d) Change in valuation of contingent rights liability	-	-	-	(1,665)
e) Non-GAAP income tax effects	(2,620)	7,557	(8,624)	276
Non-GAAP net income	$22,837	$14,015	$63,057	$63,446

GAAP net loss per common share	$(0.06)	$(0.18)	$(0.23)	$(0.14)

Plus:
a) Stock-based compensation expense	0.24	0.20	0.71	0.58
b) Payroll taxes on stock-based compensation expense	0.01	0.01	0.02	0.02
c) Amortization expense of acquired intangible assets and other acquisition-related expenses	0.03	0.02	0.09	0.06
d) Change in valuation of contingent rights liability	-	-	-	(0.01)
e) Non-GAAP income tax effects	(0.02)	0.06	(0.07)	-

Non-GAAP net income per common share (*)	$0.20	$0.11	$0.53	$0.51
Shares used in computing diluted GAAP net loss per common share	107,293	114,411	108,878	112,975
Shares used in computing diluted non-GAAP net income per common share	116,245	125,837	118,327	124,086

(*) The sum of the EPS impacts may not total to Non-GAAP net income per common share due to different share counts used in calculating GAAP net loss per common share and Non-GAAP net income per common share. The GAAP net loss per common share calculation may use a lower share count as it may exclude potentially dilutive shares which are included in calculating Non-GAAP net income per common share.

Aruba Networks, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Nine Months Ended
	April 30,	April 30,
	2014	2013

Cash flows from operating activities
Net loss	$(24,879)	$(16,027)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	21,422	16,976
Provision for doubtful accounts	(132)	313
Write downs for excess and obsolete inventory	3,893	4,891
Stock-based compensation expense	83,897	70,995
Accretion of purchase discounts on short-term investments	1,548	888
Loss on disposal of fixed assets	244	205
Change in carrying value of contingent rights liability	-	(1,665)
Deferred income taxes	(1,293)	4,033
Excess tax benefit associated with stock-based compensation	(8,368)	(6,274)
Changes in operating assets and liabilities:
Accounts receivable	(1,997)	8,862
Inventory	(11,891)	(13,098)
Prepaids and other current assets	5,140	(939)
Deferred cost of revenue	(1,127)	3,092
Other non-current assets	(2,054)	5,982
Accounts payable and other current and non-current liabilities	(29,956)	1,470
Deferred revenue	37,135	15,473
Income taxes payable	10,385	12,726
Net cash provided by operating activities	81,967	107,903
Cash flows from investing activities
Purchases of short-term investments	(128,639)	(246,406)
Proceeds from sales of short-term investments	89,238	75,806
Proceeds from maturities of short-term investments	143,493	118,023
Purchases of property and equipment	(13,876)	(15,990)
Investment in privately-held company	-	(1,500)
Net cash provided by (used in) investing activities	90,216	(70,067)
Cash flows from financing activities
Proceeds from issuance of common stock	23,375	30,199
Repurchases of common stock under stock repurchase program	(213,029)	(30,511)
Excess tax benefit associated with stock-based compensation	8,368	6,274
Net cash provided by (used in) financing activities	(181,286)	5,962
Effect of exchange rate changes on cash and cash equivalents	-	19
Net increase (decrease) in cash and cash equivalents	(9,103)	43,817
Cash and cash equivalents, beginning of period	144,919	133,629
Cash and cash equivalents, end of period	$135,816	$177,446
Supplemental disclosure of cash flow information:
Income taxes paid	$4,429	$2,933

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